UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement

☐ Definitive Additional Materials

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Dendrite International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

The following materials were disseminated on March 2, 2007 by Dendrite International, Inc. (“the Company”):

1)	Q&A regarding the transaction,

2)	a letter to the customers of the Company,

3)	a letter to employees of the Company,

4)	slides from a presentation given to employees of the Company and

5)	slides from a presentation given to customers of the Company.

Transaction Q&A

Strategic Rationale

1.	What’s the rationale for this transaction?
The offer made by Cegedim represents a significant premium to our recent share price and good value for Dendrite shareholders. The combination will create a major player in the provision of diversified sales, marketing, clinical and compliance solutions to the global life sciences and pharmaceutical industry. The strategic potential of the combination will provide our clients with a broader, more balanced mix of products and present opportunities to our employees. Also, the combined entity will create a powerful global player with vertical expertise that we believe will be able to compete with multi-nationals such as IBM, SAP, Accenture, Oracle and others who are operating within this space.

2.	What does Dendrite add to Cegedim’s product portfolio?
The combination of the two companies will give access to a more comprehensive product portfolio to a broader range of customers:

•	Both Dendrite and CEGEDIM are global companies with market share strengths in various regions. The combined company creates greater global coverage for its products and services.
•	The combination of the two companies creates a global supplier for the major pharmaceutical companies looking for increasingly dedicated and comprehensive solutions which can be deployed in every region and for every kind of business (including ethical, generics, biopharma).
•	DENDRITE brings CEGEDIM into the booming Chinese and Russian markets.
•	Dendrite provides CEGEDIM with a solution enabling double-byte characters for the Japanese and Chinese markets.

3.      Is there an overlap between Dendrite and Cegedim activities? Will this result in Dendrite employees losing their jobs?
         This transaction is primarily about growth and for the most part both companies operations are complementary in that they target different clients in different geographies. That said there may be some overlap that will be investigated by the joint integration team.

Transaction/Financial

4.	What are the terms of the transaction?
This is an all cash transaction. Dendrite shareholders will receive $16 per share in cash.

5.	How does Cegedim intend to finance transaction?
The transaction will be financed through a combination of cash on hand and bank debt.

Regulatory

6.	Do you expect any regulatory/legislative hurdles to complete the transaction?
No, we expect the transaction will receive regulatory approval.

7.	Does the transaction require Cegedim shareholder approval? Dendrite shareholder approval?
The transaction only requires shareholder approval from Dendrite’s shareholders.

8.	When do you expect the transaction to close?
The transaction is expected to close in a few months.

Integration

9.	What will happen between now and when the transaction closes?
Until the transaction closes, we will continue to operate as separate companies. We will continue to service our customers and continue our business development efforts. Transition teams comprised of personnel from Cegedim and from Dendrite will be established and tasked with ensuring a smooth integration of Dendrite processes and practices with those of Cegedim.

10.	What will that entail?
It will be a set of detailed plans for the most effective integration of people, processes, solutions and technology infrastructure of the combined organizations.

11.	Who will participate in the transition teams?
Key managers with a strong understanding of our respective company operations will be asked to participate on the transition teams. These teams will be established as soon as practical.

12.	Who will hold senior leadership positions in the company?
Cegedim has made it very clear that retaining Dendrite’s management is a key priority as part of the integration. It is expected that some of Cegedim’s senior leadership will take an active role in the most senior leadership positions of the new company.

13.	Will Dendrite remain a public company?
Dendrite will become a part of Cegedim, which is publicly traded on Euronext, therefore Dendrite will no longer be a US public company or listed on Nasdaq.

14.	Will the Dendrite name be retained by Cegedim?
It is expected that all operations will operate as Cegedim, however the specific naming will be decided by Cegedim at a later date.

15.	What management retention plans do you have in place?
Cegedim has been very clear that its decision to acquire Dendrite is based on the strength and skills of our talented management team and employees. The new combined company will continue to retain key people in the organization.

16.	Will Cegedim remain headquartered in Paris?
Yes, the company’s headquarters will remain in Paris.

17.	Do you anticipate closing any offices or other operations ? If so, where and when?

The exact details of the integration are still to be defined. Operations and office locations should be defined over the next 3-4 months in those countries where multiple DENDRITE/CEGEDIM offices currently exist.

Employee-Specific Questions

18.	What will happen to my 401(k) or other retirement monies?
Your current 401k and other Dendrite retirement plans will carry over and continue after the merger. Funds held as Dendrite stock in your plan will be allocated to other investments in the plan.

19.	I currently hold shares of Dendrite stock. What happens to my shares once the transaction is completed?
Current shareholders will receive compensation according to the terms of the deal.

20.	If I hold Dendrite stock options or Restricted Stock Units, what happens to my stock options and or RSU’s once the transaction is completed?
This transaction constitutes a change in control so all stock options and RSU’s will vest immediately upon completion of the transaction. Option and RSU holders will be sent details on how to execute the option and/RSU transactions appropriately. Options with a grant price above the per share closing price will be cancelled.

21.	How will our benefits – medical, dental, etc. – be impacted?
Your current benefit package will carry over and continue after the merger.

22.	Will we still receive a merit increase on May 1?
The performance review process and merit process will be completed. It is anticipated that the May 1 date will remain as planned

23.	What do I do if I receive a call from the media or other parties outside the organization?
You should never speak with reporters, journalists, other media representatives, investors or competitors. Any questions or other communications you receive from anyone outside of Dendrite other than customers should be directed immediately as follows:

Media David Coman
Vice President Global Marketing
(908) 443-2457

Investor Christine Croft
Vice President Investor Relations
(908) 443-4265

Customer Questions

24.	How will customer communications be handled?
Customer communication messages and activities will be fully coordinated between our Corporate Marketing group and the various client business teams. They will include:
	-	Customer letters addressed by Joe Ripp
	-	Face to face briefings conducted by our business leaders
	-	Presentation materials for our sales organization
	-	Talking points for all customer facing personnel
All materials are available from your local business leader.

25.	What happens to our existing customer contracts or proposals?
All existing customer contracts and proposals will remain unchanged.

26.	How do we manage any existing customer proposals and pipeline deals?
Prior to the closing of this transaction we must continue to operate our respective businesses independently. As the news is public regarding the acquisition, this should form part of your discussion with the prospect. Cegedim is interested in Dendrite to strengthen and grow the company. We anticipate that our robust products and services will continue to be offered and serviced by the new organization

27.	What happens to any existing alliances and partnerships with third party companies?
Alliances and partnerships will remain intact.

Additional Information and Where to Find it

In connection with the proposed merger, Dendrite will prepare a proxy statement for the shareholders of Dendrite to be filed with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, DENDRITE’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Dendrite with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Dendrite’s web site at www.dendrite.com or by directing a request to investorrelations@dendrite.com.

Participants in the Solicitation

Dendrite and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dendrite shareholders in respect of the proposed transaction. Information regarding these participants will be available in the proxy statement (when available).

Advisors disclaimer

Banc of America Securities Limited and SG Americas Securities, LLC acted as advisors only to CEGEDIM, and no other party, in connection with this transaction and will not be responsible to anyone other than CEGEDIM for providing the protections afforded to customers of Banc of America Securities Limited and SG Americas Securities, LLC or for providing advice in relation to this transaction. Banc of America Securities Limited and Société Générale, parent company of SG Americas Securities, LLC, are authorized and regulated in the United Kingdom by the Financial Services Authority.

# # #

I wanted to let you know personally that we announced today that Dendrite has entered into a definitive agreement to be acquired by Cegedim.

This is a very exciting and important day for our Company. We are confident that this transaction will significantly improve our ability to meet your needs, and helps us to address the fast changing pharmaceutical industry business environment.

As you may know, Cegedim is a premier supplier of healthcare technology and information services in Europe and has operations in more than 75 countries across the globe. Upon completion of our transaction, the combined company will have the resources to compete more effectively in the global marketplace.

Together and with the benefit of worldwide market coverage, our new company will have a broader product portfolio and increased scale and scope to provide you with a wider range of services to help you succeed. In addition it is an opportunity to combine and increase our capabilities in Research & Development to better face future business and technological challenges by providing you new innovative solutions.

As we build toward this exciting future, I want to assure you that we are committed to providing the high quality of service which you have come to expect.

For your reference, I’ve attached the press release of the announcement. Until the acquisition is approved, we will continue to operate as separate companies. During this time, we are committed to answering what we can and updating you with new information as soon as it becomes available. In the mean time, if you have any additional questions please contact me or your Account Manager.

Thank you for your support.
Sincerely,
Joseph A. Ripp President and COO Dendrite International, Inc.

Additional Information and Where to Find it

In connection with the proposed merger, Dendrite will prepare a proxy statement for the shareholders of Dendrite to be filed with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, DENDRITE’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Dendrite with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Dendrite’s web site at www.dendrite.com or by directing a request to investorrelations@dendrite.com.

Participants in the Solicitation

Dendrite and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dendrite shareholders in respect of the proposed transaction. Information regarding these participants will be available in the proxy statement (when available).

Advisors disclaimer

Banc of America Securities Limited and SG Americas Securities, LLC acted as advisors only to CEGEDIM, and no other party, in connection with this transaction and will not be responsible to anyone other than CEGEDIM for providing the protections afforded to customers of Banc of America Securities Limited and SG Americas Securities, LLC or for providing advice in relation to this transaction. Banc of America Securities Limited and Société Générale, parent company of SG Americas Securities, LLC, are authorized and regulated in the United Kingdom by the Financial Services Authority.

Dear Colleagues,

I wanted to let you know personally that today we announced Dendrite has entered into a definitive agreement to be acquired by Cegedim for $16 per share in cash.

This is a very exciting and important day for the Company and we are confident that this transaction will significantly improve our offering to customers and bring benefits to employees.

The combined $1.1 billion company will create a powerful global player with vertical expertise that will be able to compete effectively with giants such as Oracle, IBM, SAP, Accenture and others that are operating within this space. Dendrite and Cegedim's operations and product offerings complement each other to enable a broader product portfolio and increased scale and scope, as well as industry-leading expertise among our highly skilled employees.

In my conversations with Cegedim, they have been very clear that their decision to acquire Dendrite is about growth and is in large part due to the strength and skills of our talented management team and employees. We expect the new company to provide an exciting future for our employees around the world. To the extent that there is some overlap in regions where we both operate, the goal will be to integrate resources to make the new company stronger.

It's important to know that today's announcement is the first step in a process that may take several months and until we close it is vitally important that we continue to conduct business as usual and that Dendrite and Cegedim continue to operate as separate companies. The most important part of that is continuing to focus on meeting our customers' needs.

For your reference, I've attached the press release of the transaction announcement and over the coming weeks and months I will update you with new information as soon as it becomes available. You will be receiving additional information shortly regarding specific employee meetings.

The incredible value of this transaction is a true reflection of all of your hard work. Thank you for your continued dedication and support.

Sincerely,

Joseph A. Ripp

President and COO

Additional Information and Where to Find it

In connection with the proposed merger, Dendrite will prepare a proxy statement for the stockholders of Dendrite to be filed with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, DENDRITE'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Dendrite with the Commission at the Commission's web site at www.sec.gov. These documents may be accessed and downloaded for free at Dendrite's web site at www.dendrite.com or by directing a request to investorrelations@dendrite.com.

Participants in the Solicitation

Dendrite and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dendrite shareholders in respect of the proposed transaction. Information regarding these participants will be available in the proxy statement (when available).

What is the News?

  On March 1, Dendrite agreed to be acquired by Cegedim.

  Cegedim has agreed to pay $16 per share for Dendrite's outstanding shares in an all- cash transaction.

  $16 represents a significant premium and a good value for our shareholders

  Transaction is expected to close in a few months.

  Once the transaction closes, Dendrite will be a wholly-owned subsidiary of Cegedim.

Who is Cegedim?

  Headquartered in Paris, France

  Provides physician data, direct marketing and CRM technology and services to the pharmaceutical industry

  A market leader in Europe

  Founded in 1969

  2006 revenue: 539 million euros ($707 million)

  4,700 employees in more than 75 countries

  Publicly traded on the Euronext Market: CGM

Profile of the Combined Company

  Combined 2006 revenues of $1.1 billion

  Worldwide leader of vertically-focused sales and marketing solutions

  Enables us to compete with horizontal giants, such as IBM, Oracle, SAP, and Accenture, who are operating within this space

  An expanded sales effectiveness and marketing product portfolio to meet our customers’ needs in Europe, the Americas and Asia.

  Innovative solutions in the emerging Compliance space

  7,500 Employees

Dendrite Brings Significant Assets to Cegedim

  Combination of Dendrite’s global presence across the Americas, Asia and Europe, along with Cegedim’s European operations, significantly expands our ability to serve customers globally

  Dendrite’s fully-customizable SFA solutions and emerging cell phone solutions complement Cegedim’s EU market leading ASP model

  Dendrite’s strategic marketing solutions are a strong complement to Cegedim’s existing portfolio

  Dendrite brings compliance solutions into Cegedim’s existing portfolio

  Dendrite’s Centers of Excellence in Poland and India will enable greater new product innovation

What does this mean for you?

  A key factor in Cegedim’s decision to acquire Dendrite is the strength and skills of our talented management team and employees.

  Employees will be part of a larger and exciting growth opportunity.

  The changes we have made over the past year have positioned us well:

  Invested in hardware and call center operations

  Created two Centers of Excellence (India & Poland)

  Established an Asian headquarters in Singapore

  Integration teams will be formed to determine future plans

  You must stay focused on existing responsibilities – 2007 goals need to be established

How Will We Keep You Informed?

  We sent you a letter immediately following the press release, along with the release itself

  We have a series of meetings today with various groups to make sure everyone is informed

  We will share additional information with you as soon as we can

  If you have specific employee-related questions, please contact your manager or local HR representative

What does this mean for our customers?

  An organization with the strength to invest in more robust products to solve the needs of life science companies

  Larger, stronger organization with a full range of products and services delivered on a global basis.

  Existing product and solutions will be part of the new company portfolio

  Current proposals will remain the same

   Current contracts will remain the same

  Existing account relationships will continue uninterrupted

  We will continue to provide the same exceptional quality of service they have come to expect

What do I tell my customers?

  Many of the most senior customers have already been contacted

  Customer letters have already been sent by Joe Ripp

  A Powerpoint briefing was prepared for Dendrite customers and prospects

  Specific talking points and training were given to sales and implementation teams

  If there is any confusion, speak with your manager

What if I receive a customer inquiry?

  Make sure you know with whom you are speaking

  If it is about the transaction, refer the call to their account manager or the most senior manager available

  Do not speculate on “what-ifs” with customers

  We should properly communicate the benefits of the combined merger as provided in talking points

What if a reporter or investor asks about the situation?

  A press release was distributed directly to the media and key investors

  Do not answer media or investor questions. Refer as follows:
Media
David Coman
(908) 443-2457
Investor
Christine Croft
(908) 443-4265

What happens next?

  Formation of integration teams

  Regulatory approval

  Shareholders vote

  Continue to operate as separate companies

  No discussion between companies about pricing, pending contracts, etc.

  Continue to focus on meeting our customers’ needs.

What Should I Do Tomorrow?

  Business as Usual – 2007 is still “The Year of Sales”

  Generate new business

  Continue to provide our customers with excellent service

  IF YOU KEEP YOUR MIND ON YOUR CUSTOMER’S NEEDS, EVERYBODY WINS

  Achieve 2007 sales and performance objectives

  Contact you manager or local human resources representative with questions

What Should I Avoid Doing Tomorrow?

  Do not waste time speculating

  Do not enable your key prospects to delay their decision

  Do not take media or investor calls

  Do not make up answers for questions we are unable to answer

  Do not send any unauthorized written communication about the transaction

Additional Information and Where to Find it

In connection with the proposed merger, Dendrite will prepare a proxy statement for the shareholders of Dendrite to be filed with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, DENDRITE’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Dendrite with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Dendrite’s web site at www.dendrite. com or by directing a request to investorrelations@dendrite. com.

Participants in the Solicitation

Dendrite and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dendrite shareholders in respect of the proposed transaction. Information regarding these participants will be available in the proxy statement (when available) .

Advisors disclaimer

Banc of America Securities Limited and SG Americas Securities, LLC acted as advisors only to CEGEDIM, and no other party, in connection with this transaction and will not be responsible to anyone other than CEGEDIM for providing the protections afforded to customers of Banc of America Securities Limited and SG Americas Securities, LLC or for providing advice in relation to this transaction. Banc of America Securities Limited and Société Générale, parent company of SG Americas Securities, LLC, are authorized and regulated in the United Kingdom by the Financial Services Authority.

DENDRITE

CEGEDIM and Dendrite - creating a global leader in pharmaceutical sales and marketing solutions

Transaction Overview

  Combination of CEGEDIM and Dendrite brings together two global players focused on delivering advanced salesforce and marketing solutions to the pharma market.

  Transaction will bring significant benefits to customers of both companies

  Increased global reach

  Expanded product portfolio

  Greater resources to invest in innovation

  Stronger competitor

  Transaction expected to close in a few months – until then it’s business as usual

Who is Cegedim?

  Headquartered in Paris, France

  Provides physician data, direct marketing and CRM technology and services to the pharmaceutical industry

  A market leader in Europe – operations in 21 European countries

  Founded in 1969

  2006 revenue: 539 million euros ($707 million)

  4,700 employees in more than 75 countries

  Publicly traded on the Euronext Market: CGM

Profile of the Combined Company

  Combined 2006 revenues of $1.1 billion

  Operations in more than 60 countries

  Worldwide leader of vertically-focused sales and marketing solutions

  Enables us to compete with horizontal giants such as: IBM, Oracle, SAP, and Accenture who are operating within this space

  An expanded sales effectiveness and marketing product portfolio to meet our customers’ needs in Europe, the Americas and Asia.

  Innovative solutions in the emerging Compliance space

  7,500 Employees

Dendrite Brings Significant Assets to Cegedim

  Combination of Dendrite’s global presence across the Americas, Asia and Europe along with Cegedim’s European operations significantly expands our ability to serve customers globally

  Dendrite’s fully-customizable SFA solutions and emerging cell phone solutions compliment Cegedim’s EU market leading ASP model

  Dendrite’s marketing solutions are a strong complement to Cegedim’s existing portfolio

  Dendrite brings compliance solutions into Cegedim’s existing portfolio

  Dendrite’s Centers of Excellence in Poland and India will enable greater new product innovation

Cegedim Brings Significant Assets to Dendrite Customers

  Cegedim broad presence in Europe with strong local support organization significantly expands our ability to serve customers globally

  Cegedim regionalized product portfolio provides a larger choice of customized solutions to meet specific market needs

  Cegedim brings a unique multi-country Healthcare Professional Database offer with fully standardized structure and maintenance processes

  Cegedim Strategic & Profiling Data will perfectly fit with Dendrite’s Marketing Solutions

What does this mean for you?

  Current account relationships will continue uninterrupted

  We will continue to provide the same quality service you expect as a Dendrite customer

  Existing product and solutions will be part of the new company portfolio

  Current proposals will remain the same

  Current contracts will remain the same

  Larger, stronger organization with an increased range of products and services delivered on a global basis

  An organization with the strength to invest in new product innovation to meet the future needs of life science customers

What happens next?

  Business as usual

  Integration teams will be established

  Develop plans for the most effective integration of resources

  Ensure no disruption in services

  We will communicate as integration plans are solidified

  Until closed, the two companies will continue to act independently

  As Dendrite’s most valued assets, we commit to communicate throughout this process

What happens next?

  Thank you for your continuing support

  We look forward to our continued relationship

Additional Information and Where to Find it

In connection with the proposed merger, Dendrite will prepare a proxy statement for the shareholders of Dendrite to be filed with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, DENDRITE’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Dendrite with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Dendrite’s web site at www.dendrite. com or by directing a request to investorrelations@dendrite. com.

Participants in Solicitation

Dendrite and its executive officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dendrite shareholders in respect of the proposed transaction. Information regarding the officers and directors of Dendrite is included in its definitive proxy statement for its 2006 annual meeting filed with SEC on March 21, 2006, which is available free at the SEC's website, http://www. sec.gov, and at Dendrite's website, http://www. dendrite. com. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Advisors disclaimer

Banc of America Securities Limited and SG Americas Securities, LLC acted as advisors only to CEGEDIM, and no other party, in connection with this transaction and will not be responsible to anyone other than CEGEDIM for providing the protections afforded to customers of Banc of America Securities Limited and SG Americas Securities, LLC or for providing advice in relation to this transaction. Banc of America Securities Limited and Société Générale, parent company of SG Americas Securities, LLC, are authorized and regulated in the United Kingdom by the Financial Services Authority.